Exhibit 23.1

New York Office 7 Penn Plaza, Suite 830 New York, NY 10001 T 212.279.7900

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of Chenghe Acquisition Co. (the “Company”) on public filed Form S-1 Amendment No. 1 (Registration No. 333-264061) of our report dated January 28, 2022 (exception Note 8, as to which date April 1, 2022), which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the financial statements of Chenghe Acquisition Co. as of December 31, 2021 and April 8, 2021, and for the period from April 7, 2021 (inception) through December 31, 2021 and from April 7, 2021 (inception) through April 8, 2021, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP

New York, NY

April 21, 2022

www.marcumbp.com